SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

DREYFUS SHORT-INTERMEDIATE GOVERNMENT FUND
______________________________________________________________________
(Name of Registrant as Specified in Charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dreyfus Short-Intermediate Government Fund
200 Park Avenue
New York, New York  10166

August 23, 2013

Dear Shareholder:

Enclosed are a Notice and a Proxy Statement concerning a Special Meeting of Shareholders of Dreyfus Short-Intermediate Government Fund (the "Fund").  As a shareholder of the Fund, you are being asked to vote on certain matters in connection with the implementation of proposed changes to the Fund's investment strategy, as described below.

Currently, the Fund normally invests at least 80% of its net assets in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, and in repurchase agreements collateralized by such securities.  The Fund generally maintains an effective duration of approximately three years or less.  The Fund's Board of Trustees has approved, subject to shareholder approval of certain items to be voted on at the Special Meeting of Shareholders, changing the Fund's investment strategy.  As proposed, the Fund would invest in a variety of fixed-income securities, with normally at least 80% of its net assets invested in bonds (or other instruments with similar economic characteristics), and the effective duration of the Fund's portfolio would be shortened to one year or less.  The Fund's investment objective, which is to seek to maximize total return, consisting of capital appreciation and current income, would not change.

The Fund's Board of Trustees also has approved, in connection with changing the Fund's investment strategy, changing the Fund's name to "Dreyfus Short Duration Bond Fund", replacing the Fund's current portfolio managers with new portfolio managers, and changing the Fund's benchmark index.  In addition, the Fund's Board of Trustees approved amending the Fund's Management Agreement with The Dreyfus Corporation to reduce the management fee from 0.50% to 0.25% of the value of the Fund's average daily net assets.  The Fund's Board of Trustees also has authorized the Fund to adopt a multiple class distribution structure, pursuant to which the Fund's existing shares would be redesignated as Class Z shares (which generally would be closed to new investors and new accounts) and the Fund would begin offering Class D, Class I and Class Y shares as new classes of shares.

The proposal to expand the Fund's permitted types of investments requires changes to certain of the Fund's fundamental investment restrictions and, accordingly, shareholder approval.  Therefore, the Fund will not change its investment strategy, and all of the other proposed changes referenced above, including amending the Fund's Management Agreement, will not be implemented, unless shareholders approve expanding the Fund's permitted types of investments.  If shareholders approve expanding the Fund's permissible investments as described in Proposal 1 set forth in the enclosed Proxy Statement, the proposed changes will take effect on or about November 15, 2013.

After careful review, the Fund's Board of Trustees has unanimously approved each of the Proposals set forth in the enclosed Proxy Statement.  The Fund's Board of Trustees recommends that you read the enclosed materials carefully and then vote in favor of each Proposal.

Your vote is extremely important, no matter how large or small your Fund holdings.  By voting promptly, you can help avoid additional costs that are incurred with follow-up letters and calls.

To vote, you may use any of the following methods:

•	By Mail. Please complete, date and sign the enclosed proxy card and mail it in the enclosed, postage-paid envelope.

•	By Internet. Have your proxy card available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the instructions on the website.

•	By Telephone. Have your proxy card available. Call the toll-free number listed on the proxy card. Enter your control number from your proxy card. Follow the recorded instructions.

•	In Person. Any shareholder who attends the meeting in person may vote by ballot at the meeting.

We encourage you to vote through the Internet or by telephone using the number that appears on your proxy card.  These voting methods will save the Fund money because it would not have to pay for return-mail postage.  If you later decide to attend the meeting, you may revoke your proxy and vote your shares in person at the meeting.  Whichever voting method you choose, please take the time to read the full text of the Proxy Statement before you vote.  If you have any questions before you vote, please call 1-800-DREYFUS.

Your vote is very important to us.  Thank you for your response and for your continued investment with the Fund.

Sincerely,

Bradley J. Skapyak
President

Dreyfus Short-Intermediate Government Fund
______________________________________________

Notice of a Special Meeting of Shareholders
To Be Held on October 23, 2013
______________________________________________

To the Shareholders:

A Special Meeting of Shareholders of Dreyfus Short-Intermediate Government Fund (the "Fund") will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 8th Floor, New York, New York 10166, on Wednesday, October 23, 2013 at 9:30 a.m. for the following purposes:

1.	To approve removing a fundamental investment restriction that prevents the Fund from investing in certain securities, including corporate bonds and municipal bonds.

2.	To approve revising a fundamental investment restriction regarding making loans.

3.	To approve changing a fundamental investment restriction regarding investing in real estate and commodities.

4.	To approve revising a fundamental investment restriction regarding underwriting the securities of other issuers.

5.	To approve changing a fundamental investment restriction regarding investing in companies for the purpose of exercising control to a non-fundamental policy.

6.	To transact such other business as may properly come before the meeting, or any adjournment(s) thereof.

Shareholders of record at the close of business on August 19, 2013 will be entitled to receive notice of and to vote at the meeting.

By Order of the Board of Trustees,

Janette E. Farragher
Secretary

New York, New York
August 23, 2013

WE NEED YOUR PROXY VOTE.

A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL.  BY LAW, THE MEETING OF SHAREHOLDERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM OF FUND SHARES ELIGIBLE TO VOTE IS REPRESENTED.  IN THAT EVENT, THE FUND, AT SHAREHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM.  CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD OR OTHERWISE VOTE PROMPTLY.  YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

Dreyfus Short-Intermediate Government Fund

PROXY STATEMENT

Special Meeting of Shareholders
to be held on October 23, 2013

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Trustees (the "Board") of Dreyfus Short-Intermediate Government Fund (the "Fund") to be used at the Special Meeting of Shareholders (the "Meeting") of the Fund to be held on Wednesday, October 23, 2013 at 9:30 a.m., at the offices of The Dreyfus Corporation ("Dreyfus"), 200 Park Avenue, 8th Floor, New York, New York 10166, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

Shareholders of record at the close of business on August 19, 2013 are entitled to receive notice of and to vote at the Meeting.  Shareholders will vote separately on each Proposal set forth in this Proxy Statement.  The approval of a Proposal is not contingent on the approval of the other Proposals.  Shareholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held.  As of July 31, 2013, there were 10,947,652.653 Fund shares outstanding.  Information as to the share ownership for the Fund is set forth on Schedule 1 to this Proxy Statement.

Fund shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted "FOR" the Proposals.  If the enclosed proxy card is executed and returned, it nevertheless may be revoked by giving another proxy, by calling the toll-free telephone number, through the Internet or by letter directed to the Fund, which must indicate the shareholder's name and account number.  To be effective, such revocation must be received before the Meeting.  In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

The approximate mailing date of this Proxy Statement and the accompanying proxy card is August 30, 2013.

The principal executive office of the Fund is located at 200 Park Avenue, New York, New York 10166.  Copies of the Fund's most recent Annual and Semi-Annual Reports are available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556, visiting www.dreyfus.com or calling toll-free 1-800-DREYFUS.

IMPORTANT NOTICE REGARDING INTERNET
AVAILABILITY OF PROXY MATERIALS

THIS PROXY STATEMENT AND COPIES OF THE FUND'S MOST RECENT
ANNUAL AND SEMI-ANNUAL REPORTS TO SHAREHOLDERS ARE AVAILABLE AT
HTTP://WWW.DREYFUS.COM/PROXYINFO.HTM

INTRODUCTION

Currently, the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, and in repurchase agreements collateralized by such securities.  The Fund may invest up to 35% of its assets in mortgage-related securities issued by U.S. government agencies or instrumentalities, such as mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, and collateralized mortgage obligations (CMOs), including stripped mortgage-backed securities.  These instruments include those backed by the full faith and credit of the U.S. government and those that are neither insured nor guaranteed by the U.S. government.  The Fund generally maintains an effective duration of approximately three years or less.  The Fund's benchmark index is the BofA/Merrill Lynch Governments, U.S. Treasury, Short-Term (1-3 Years) Index.

The Board has approved, subject to shareholder approval of Proposal 1, changing the Fund's investment strategy.  As proposed, the Fund would invest in a variety of fixed-income securities, with normally at least 80% of its net assets invested in bonds (or other instruments with similar economic characteristics), and the effective duration of the Fund's portfolio would be shortened to one year or less.  The Fund's investment objective, which is to seek to maximize total return, consisting of capital appreciation and current income, would not change.

In connection with changing the Fund's investment strategy, the Fund's name would be changed to "Dreyfus Short Duration Bond Fund" and its benchmark index would be changed to the BofA Merrill Lynch 1-Year U.S. Treasury Note Index because that index is more reflective of the manner in which the Fund's assets would be invested.  In addition, consistent with the broader scope of the Fund's proposed bond investments, David Horsfall, CFA and David Bowser, CFA would be appointed the Fund's primary portfolio managers, replacing the Fund's current primary portfolio managers.  Mr. Horsfall is co-deputy chief investment officer and a senior portfolio manager at Standish Mellon Asset Management Company LLC ("Standish"), an affiliate of Dreyfus, responsible for overseeing the management of multi-sector  and absolute return fixed-income strategies at Standish, which he joined in 1989.  He also has been employed by Dreyfus since October 2010.  Mr. Bowser is a director of active fixed-income strategies and a senior portfolio manager at Standish, responsible for managing a variety of multi-sector portfolios at Standish, which he joined in 2000.  He also has been employed by Dreyfus since July 2006.

In addition, the Board has approved, subject to implementation of the change in the Fund's investment strategy, a reduction of the management fee paid by the Fund to its investment adviser, Dreyfus, under the Management Agreement between the Fund and Dreyfus, from an annual rate of 0.50% of the value of the Fund's average daily net assets to 0.25% of the value of the Fund's average daily net assets.  The proposed reduction in the management fee paid by the Fund does not reflect a reduction in services provided by Dreyfus pursuant to the Management Agreement.

The Board also has authorized the Fund to adopt a multiple class distribution structure.  Currently, the Fund offers a single class of shares, without a separate class designation, at net asset value without a sales charge. Existing Fund shares would be redesignated as Class Z shares and would be offered only to existing Fund shareholders for their existing Fund accounts.  Class Z would be closed to new investors and for new accounts (except that Class Z shares could be purchased for new accounts for certain group retirement plans or wrap accounts or similar programs).  Holders of Fund shares on the date the multiple class structure is adopted would be eligible to purchase and redeem Class Z shares of the Fund at net asset value without a sales charge for their existing accounts.  The Fund also would offer Class D, Class I and Class Y shares as new classes of shares.

The Fund commenced operations in April 1987, and its assets have decreased over time.  As of July 31, 2013, the Fund had approximately $115 million in assets.  The proposed investment management-related changes would provide the Fund's proposed portfolio managers with greater investment flexibility and, although there are additional risks presented by the expanded types of investments proposed for the Fund, should provide the Fund with the potential for higher total returns, including yield, and increased diversification.  The Fund's proposed shorter duration could benefit the Fund in a period of rising interest rates. Moreover, adopting a multiple class distribution structure, together with the other proposed changes for the Fund, could result in additional shareholders and assets for the Fund.  This could make the Fund more competitive, promote more efficient portfolio management, provide greater liquidity and lower the Fund's expenses by spreading out fixed costs over a larger asset base.  It is anticipated that a substantial amount of the securities currently held by the Fund would be sold to implement the investment strategy change, resulting in more portfolio turnover than is typical for the Fund which will produce transaction costs (to be borne by the Fund).  Dreyfus intends to use its best efforts to dispose of portfolio securities in a manner designed to minimize these costs to the extent possible, consistent with best execution.  However, such turnover could result in higher taxable distributions to shareholders and lower the Fund's after-tax performance.

The Fund will not change its investment strategy, and all of the other proposed changes referenced above, including amending the Fund's Management Agreement, will not be implemented, unless shareholders approve Proposal 1 removing a fundamental investment restriction that prevents the Fund from investing in certain securities, including corporate bonds and municipal bonds.  If Proposal 1 is approved by shareholders, all of the proposed changes referenced above will take effect on or about November 15, 2013 (the "Effective Date").  If Proposal 1 is not approved by shareholders, the Board may consider other options for the Fund, including liquidation of the Fund.  Implementation of the proposed changes referenced above is not contingent upon shareholder approval of any of Proposals 2 through 5.

The Fund's Proposed Investment Strategy

Subject to shareholder approval of Proposal 1, as of the Effective Date, the Fund normally will invest at least 80% of its net assets, plus any borrowings for investment purposes, in bonds (or other instruments with similar economic characteristics).  The Fund's bond investments would include, but not be limited to, the following:

•	bonds issued or guaranteed by the U.S. government or its agencies or instrumentalities (currently permitted Fund investments)
•	government and private mortgage-related securities (the Fund's current 35% limitation on investments in mortgage-related securities would be eliminated)
•	corporate bonds
•	municipal bonds
•	bonds of foreign governments and companies (limited to up to 30% of the Fund's assets in the aggregate, up to 5% in non-U.S. dollar-denominated bonds and up to 5% in emerging market bonds)
•	asset-backed securities
•	inflation-indexed securities
•	zero coupon, pay-in-kind and step-up securities

The Fund will invest principally in bonds rated investment grade (i.e., Baa/BBB or higher) at the time of purchase or, if unrated, deemed of comparable quality by Dreyfus.  For additional yield, the Fund would be permitted to invest up to 5% of its assets in fixed-income securities rated below investment grade ("high yield" or "junk" bonds) or the unrated equivalent as determined by Dreyfus.

The Fund's portfolio managers will buy and sell fixed-income securities based on credit quality, financial outlook and yield potential.  Fixed-income securities with deteriorating credit quality will be potential sell candidates, while those offering higher yields will be potential buy candidates.

The Fund generally would maintain an effective duration of one year or less.  As is currently the case, the Fund will not have any restrictions on its average effective portfolio maturity or on the maturity or duration of the individual bonds the Fund may purchase.  Duration is an estimate of the sensitivity of the price (the value of principal) of a fixed-income security to a change in interest rates.  Generally, the longer the duration, the higher the expected volatility.  For example, the market price of a fixed-income security with a duration of three years would be expected to decline 3% if interest rates rose 1%.  Conversely, the market price of the same security would be expected to increase 3% if interest rates fell 1%.

Although not a principal investment strategy, the Fund may, but is not required to, continue to use derivatives as a substitute for investing directly in an underlying asset, to increase returns, to manage interest rate risk, to manage the effective duration or maturity of the Fund's portfolio, or as part of a hedging strategy.  These derivative instruments would include options, futures and options on futures (including those relating to securities, foreign currencies, indexes and interest rates), forward contracts, swaps (including interest rate and credit default swaps), options on swaps, and other credit derivatives.  To the extent that the Fund invests in derivative instruments with economic characteristics similar to bonds, the value of such investments will be included for purposes of the Fund's 80% investment policy. Swap agreements can be used to transfer the interest rate or credit risk of a security without actually transferring ownership of the security or to customize exposure to particular credit. To enhance current income, the Fund also may engage in a series of purchase and sale contracts or forward roll transactions in which the Fund sells a mortgage-related security, for example, to a financial institution and simultaneously agrees to purchase a similar security from the institution at a later date at an agreed-upon price.  The Fund also may make forward commitments in which the Fund agrees to buy or sell a security in the future at a price agreed upon today.  Forward commitments typically involve new issues of U.S. Treasury and other government securities, which are often offered on a forward commitment or when-issued basis. The Fund also may continue to engage in short-selling, typically for hedging purposes, such as to limit exposure to a possible market decline in the value of its portfolio securities.  Future rules and regulations of the Securities and Exchange Commission may impact the Fund's operations.

In addition to the investment risks currently applicable to the Fund as described in the Fund's prospectus, as of the Effective Date, an investment in the Fund would be subject to the following additional principal risks:

•
Credit risk.  Failure of an issuer to make timely interest or principal payments, or a decline or perception of a decline in the credit quality of a bond, can cause a bond's price to fall, potentially lowering the fund's share price.  The lower a bond's credit rating, the greater the chance – in the rating agency's opinion – that the bond issuer will default or fail to meet its payment obligations.  High yield ("junk") bonds involve greater credit risk, including the risk of default, than investment grade bonds, and are considered predominantly speculative with respect to the issuer's continuing ability to make principal and interest payments.  The prices of high yield bonds can fall dramatically in response to bad news about the issuer or its industry, or the economy in general.  Bonds rated investment grade when purchased by the fund may subsequently be downgraded.

•
Market risk.  The market value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally.  A security's market value also may decline because of factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry, or factors that affect a particular company, such as management performance, financial leverage, and reduced demand for the company's products or services.

•
Market sector risk.  The Fund may significantly overweight or underweight certain companies, industries or market sectors, which may cause the Fund's performance to be more or less sensitive to developments affecting those companies, industries or sectors.

•
Foreign investment risk.  To the extent the Fund invests in foreign securities, the Fund's performance will be influenced by political, social and economic factors affecting investments in foreign issuers.  Special risks associated with investments in foreign issuers include exposure to currency fluctuations, less liquidity, less developed or less efficient trading markets, lack of comprehensive company information, political and economic instability and differing auditing and legal standards.  Investments denominated in foreign currencies are subject to the risk that such currencies will decline in value relative to the U.S. dollar and affect the value of these investments held by the Fund.  Securities of issuers located in emerging markets can be more volatile and less liquid than those of issuers in more developed economies.

•
Municipal bond market risk.  The amount of public information available about municipal bonds is generally less than that for corporate equities or bonds.  Special factors, such as legislative changes, and state and local economic and business developments, may adversely affect the yield and/or value of the Fund's investments in municipal bonds.  Other factors include the general conditions of the municipal bond market, the size of the particular offering, the maturity of the obligation and the rating of the issue.  Changes in economic, business or political conditions relating to a particular municipal project, municipality, or state in which the Fund invests may have an impact on the Fund's share price.

•
Asset-backed securities risk.  General downturns in the economy could cause the value of asset-backed securities to fall.  In addition, asset-backed securities present certain risks that are not presented by mortgage-backed securities.  Primarily, these securities may provide the Fund with a less effective security interest in the related collateral than do mortgage-backed securities.  Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.

•
Inflation-indexed security risk.  Interest payments on inflation-indexed securities can be unpredictable and will vary as the principal and/or interest is periodically adjusted based on the rate of inflation.  If the index measuring inflation falls, the interest payable on these securities will be reduced.  The U.S. Treasury has guaranteed that in the event of a drop in prices, it would repay the par amount of its inflation-indexed securities.  Inflation-indexed securities issued by corporations generally do not guarantee repayment of principal.  Any increase in the principal amount of an inflation-indexed security will be considered taxable ordinary income, even though investors do not receive their principal until maturity.  As a result, the Fund may be required to make annual distributions to shareholders that exceed the cash the Fund received, which may cause the Fund to liquidate certain investments when it is not advantageous to do so.  Also, if the principal value of an inflation-indexed security is adjusted downward due to deflation, amounts previously distributed may be characterized in some circumstances as a return of capital.

•
Zero coupon, pay-in-kind and step-up securities risk.  Zero coupon securities are debt securities issued or sold at a discount from their face value that do not entitle the holder to any periodic payment of interest prior to maturity or a specified redemption date (or cash payment date).  Pay-in-kind securities are bonds that generally pay interest through the issuance of additional bonds.  Step-up coupon bonds are debt securities that typically do not pay interest for a specified period of time and then pay interest at a series of different rates.  The market prices of these securities generally are more volatile and are likely to respond to a greater degree to changes in interest rates than the market prices of securities that pay cash interest periodically having similar maturities and credit qualities.  In addition, unlike bonds which pay cash interest throughout the period to maturity, the Fund will realize no cash until the cash payment or maturity date unless a portion of such securities are sold and, if the issuer defaults, the Fund may obtain no return at all on its investment.  The Internal Revenue Code requires the holder of a zero coupon security or of certain pay-in-kind or step-up bonds to accrue income with respect to these securities prior to the receipt of cash payments.  To maintain its qualification as a regulated investment company and avoid liability for Federal income tax, the Fund may be required to distribute such income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy this distribution requirement.

•
Liquidity risk.  When there is little or no active trading market for specific types of securities, it can become more difficult to sell the securities at or near their perceived value.  In such a market, the value of such securities and the Fund's share price may fall dramatically, even during periods of declining interest rates.  Investments in foreign securities, particularly those of issuers located in emerging markets, tend to have greater exposure to liquidity risk than domestic securities.  Liquidity risk also exists when a particular derivative instrument is difficult to purchase or sell.  If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives, including swap agreements), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

All of the proposed changes referenced above for the Fund are contingent upon shareholder approval of Proposal 1.

*           *           *

PROPOSAL 1:	TO APPROVE REMOVING A FUNDAMENTAL INVESTMENT RESTRICTION THAT PREVENTS THE FUND FROM INVESTING IN CERTAIN SECURITIES, INCLUDING CORPORATE BONDS AND MUNICIPAL BONDS

As described above, the Board has approved changing the Fund's investment strategy to provide that the Fund invest in a variety of fixed-income securities.  However, the Fund is prevented from investing in certain securities, including corporate bonds and municipal bonds, by the following investment restriction, which was adopted as a fundamental policy when the Fund was organized and can only be changed or removed by a vote of the Fund's shareholders:

The Fund may not purchase common stocks, preferred stocks, warrants or other equity securities, or purchase corporate bonds or debentures, state bonds, municipal bonds1 or industrial revenue bonds.

Since this restriction prevents the Fund from investing in certain securities as described above (the Fund, however, has no current intention of investing in common stocks, preferred stocks, warrants or other equity securities), and, thus, prevents the Fund from implementing the proposed new investment strategy, the Board has approved, and recommends that shareholders approve, removing the investment restriction.
___________________________________
1
Defined in the Fund's Statement of Additional Information as: debt obligations or other securities issued by states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, including cities, counties, municipalities, municipal agencies and regional districts, or multi-state agencies or authorities, and certain other specified securities, the interest from which is, in the opinion of bond counsel to the issuer, exempt from federal income tax.

*           *           *

PROPOSAL 2:	TO APPROVE REVISING A FUNDAMENTAL INVESTMENT RESTRICTION REGARDING MAKING LOANS

The Fund has adopted the following investment restriction as a fundamental policy, which can only be changed or revised by a vote of the Fund's shareholders:

The Fund may not make loans to others except through the purchase of debt obligations and the entry into repurchase agreements referred to in the Fund's Prospectus.  However, the Fund may lend its portfolio securities in an amount not to exceed 33-1/3% of the value of its total assets.  Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission (the "SEC") and the Board.

The Board recommends that Fund shareholders approve revising the above investment restriction to clarify that the Fund has the ability to engage in transactions that might be deemed to involve loans, such as the purchase of certain debt securities and the entry into repurchase agreements that may or may not be referred to in the Fund's Prospectus.  Accordingly, the Board has approved, and recommends that shareholders approve, revising the above investment restriction to read as follows:

The Fund may not lend any securities or make loans to others, except to the extent permitted under the Investment Company Act of 1940, as amended (the "1940 Act"), (which currently limits such loans to no more than 33-1/3% of the value of the Fund's total assets).  For purposes of this investment restriction, the purchase of debt obligations (including acquisitions of loans, loan participations or other forms of debt instruments) and the entry into repurchase agreements shall not constitute loans by the Fund.  Any loans of portfolio securities will be made according to guidelines established by the SEC and the Fund's Board.

*           *           *

PROPOSAL 3:	TO APPROVE CHANGING A FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING IN REAL ESTATE AND COMMODITIES

The Fund has adopted the following investment restriction as a fundamental policy, which can only be changed by a vote of the Fund's shareholders:

The Fund may not purchase or sell real estate, real estate investment trust securities ("REITs"), commodities or commodity contracts, or oil and gas interests, except that the Fund may purchase and sell options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices.

Although the Fund does not have any current intention of investing in REITs, the Board recommends that Fund shareholders approve changing the above investment restriction to remove the restriction on investing in REITs as being unduly restrictive and to provide the Fund with maximum flexibility in the event of future changes to its investment strategy.  In addition, the Board recommends that Fund shareholders approve changing the above investment restriction to expand the list of permitted derivative instruments to add swap agreements and transactions in other derivatives instruments.  It is not believed that the Fund currently is prohibited from entering into swap agreements and transactions in other derivative instruments (provided that such agreements and instruments are appropriately disclosed in the Fund's Prospectus and/or Statement of Additional Information), so it is proposed to expand this list of permitted derivatives instruments to clarify that it is not intended to be limiting.  Moreover, it is proposed that the restriction regarding real estate and the restriction regarding commodities contained in the above investment restriction be separated into two investment restrictions.

Accordingly, the Board has approved, and recommends that shareholders approve, changing the above investment restriction and separating the restriction regarding real estate and the restriction regarding commodities into two investment restrictions that read as follows:

The Fund may not purchase or sell real estate, but the Fund may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate or real estate investment trusts and may acquire and hold real estate or interests therein through exercising rights or remedies with regard to such securities.

The Fund may not purchase or sell physical commodities, except that the Fund may purchase and sell options, forward contracts, futures contracts, including those related to indices, and options on futures contracts or indices, and enter into swap agreements and other derivative instruments that are commodities or commodity contracts.

*           *           *

PROPOSAL 4:	TO APPROVE REVISING A FUNDAMENTAL INVESTMENT RESTRICTION REGARDING UNDERWRITING THE SECURITIES OF OTHER ISSUERS

The Fund has adopted the following investment restriction as a fundamental policy, which can only be changed or revised by a vote of the Fund's shareholders:

The Fund may not underwrite the securities of other issuers.

Although the Fund does not have any current intention of acting as an underwriter of securities of other issuers, the Board recommends that Fund shareholders approve changing the above investment restriction to clarify that the Fund may act as an underwriter of securities to the extent that the Fund would be deemed an underwriter under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of purchasing or selling portfolio securities.  Accordingly, the Board has approved, and recommends that shareholders approve, revising the above investment restriction to read as follows:

The Fund may not act as an underwriter of securities of other issuers, except to the extent the Fund may be deemed an underwriter under the Securities Act in connection with the purchase and sale of portfolio securities.

*           *           *

PROPOSAL 5:	TO APPROVE CHANGING A FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING IN COMPANIES FOR THE PURPOSE OF EXERCISING CONTROL TO A NON-FUNDAMENTAL POLICY

The Fund has adopted the following investment restriction as a fundamental policy, which can only be changed by a vote of the Fund's shareholders:

The Fund may not invest in companies for the purpose of exercising control.

The above investment restriction is not required to be a fundamental investment restriction and may be a non-fundamental investment restriction, which may be changed by the Board at any time without shareholder approval.  Although the Fund has no current intention of investing in companies for the purpose of exercising control, if in the future the Fund is deemed to be exercising control or if the Fund determines that investing for the purpose of exercising control is advantageous for the Fund, the process of removing or changing this investment restriction would be streamlined if the restriction were a non-fundamental investment restriction.  Accordingly, the Board has approved, and recommends that shareholders approve, changing the investment restriction from a fundamental investment restriction to a non-fundamental investment restriction.  If the Proposal is approved, the language of the investment restriction would not change; the investment restriction would become a non-fundamental investment restriction that could be changed by the Board at any time without shareholder approval.

*           *           *

Required Vote and the Board's Recommendation

The approval of each Proposal requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act, which means the lesser of (i) 67% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present (or represented by proxy), or (ii) more than 50% of the outstanding voting securities of the Fund.

THE FUND'S BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" EACH PROPOSAL AS DESCRIBED ABOVE.

ADDITIONAL INFORMATION

Investment Adviser, Distributor and Transfer Agent

Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's investment adviser.

MBSC Securities Corporation, a wholly-owned subsidiary of Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's distributor (i.e., principal underwriter).

Dreyfus Transfer, Inc., a wholly-owned subsidiary of Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's transfer and dividend disbursing agent.

Proxies, Quorum and Voting at the Meeting

Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted "FOR" a Proposal.  If a proxy is properly executed and returned marked with an abstention or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Fund shares and the broker or nominee does not have discretionary power to vote on the Proposals) (together, "abstentions"), the Fund shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business.  Abstentions will not constitute a vote "FOR" a Proposal.  For this reason, abstentions will have the effect of a "no" vote for the purpose of obtaining requisite approval for a Proposal.

A quorum is constituted for the Fund by the presence in person or by proxy of the holders of thirty percent (30%) of the Fund's outstanding shares entitled to vote at the Meeting.  If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve a Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies for the Fund.  In determining whether to adjourn the Meeting with respect to one or more Proposals, the following factors may be considered:  the nature of the Proposal, the percentage of favorable votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to Fund shareholders with respect to the reasons for the solicitation.  Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy.  If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" a Proposal in favor of such adjournment with respect to the Proposal, and will vote those proxies required to be voted "AGAINST" a Proposal against any adjournment with respect to the Proposal.  A shareholder vote may be taken for one or more of the Proposals prior to any adjournment if sufficient votes have been received for approval.

With respect to Dreyfus-sponsored individual retirement accounts ("IRAs"), the Individual Retirement Custodial Account Agreement governing the IRAs requires The Bank of New York Mellon ("BNYM"), as the custodian of the IRAs, to vote Fund shares held in such IRAs in accordance with the IRA shareholder's instructions.  However, if no voting instructions are received, BNYM may vote Fund shares held in the IRA in the same proportion as the Fund shares for which voting instructions are received from other Dreyfus IRA shareholders.  Therefore, if an IRA shareholder does not provide voting instructions prior to the Meeting, BNYM will vote the IRA shares in the same proportion as it votes the shares for which properly conveyed instructions are timely received from other Dreyfus IRA shareholders.

Methods of Solicitation and Expenses

The cost of preparing, assembling and mailing this Proxy Statement and the attached Notice of Special Meeting of Shareholders and the accompanying proxy card, which is expected to total approximately $75,000, will be borne by the Fund.  In addition to the use of the mail, proxies may be solicited personally or by telephone, and the Fund may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals.  The Fund will retain D.F. King & Co., Inc. to assist in the solicitation of proxies, which is expected to cost approximately $17,000, plus any out of pocket expenses, such cost to be borne by the Fund and is included in the estimated total expenses listed above.

Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the shareholder's identity.  In all cases where a telephonic proxy is solicited (as opposed to where the shareholder calls the toll-free telephone number directly to vote), the shareholder will be asked to provide or confirm certain identifiable information and to confirm that the shareholder has received the Proxy Statement and proxy card.  Within 72 hours of receiving a shareholder's telephonic or electronically transmitted voting instructions, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder's instructions and to provide a telephone number to call immediately if the shareholder's instructions are not correctly reflected in the confirmation.  Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting a new proxy to the Fund or by attending the Meeting and voting in person.

OTHER MATTERS

The Board is not aware of any other matters which may come before the Meeting.  However, should any such matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

Under the proxy rules of the SEC, shareholder proposals meeting requirements contained in those rules may, under certain conditions, be included in the Fund's proxy materials for a particular meeting of shareholders.  One of these conditions relates to the timely receipt by the Fund of any such proposal.  Since the Fund does not have a regular annual meeting of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by the Fund a reasonable time before the solicitation of proxies for the meeting is made.  The fact that the Fund receives a shareholder proposal in a timely manner does not ensure its inclusion in proxy materials since there are other requirements in the proxy rules relating to such inclusion.

NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES
AND THEIR NOMINEES

Please advise the Fund, in care of Dreyfus Institutional Department, P.O. Box 9882, Providence, Rhode Island 02940-8082, whether other persons are the beneficial owners of Fund shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of Fund shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE VOTE PROMPTLY.

Dated:  August 23, 2013

SCHEDULE 1

Set forth below is information as to those shareholders known by the Fund to own of record or beneficially 5% or more of the Fund's outstanding voting securities as of July 31, 2013.

Name and Address of Shareholder	Amount of Outstanding Shares Held	Percentage of Outstanding Shares Held

Charles Schwab & Co. Inc. Reinvest Account 101 Montgomery Street San Francisco, CA 94104-4151	1,303,079.573	11.9028%

National Financial Services LLC For Exclusive Benefit of Customers 499 Washington Boulevard Jersey City, NJ 07310	639,771.173	5.8439%

Pershing LLC P.O. Box 2052 7th Floor Jersey City, NJ 07303-2052	592,842.350	5.4152%

Important Notice Regarding the
Availability of Proxy Materials for the Special Meeting of Shareholders of
Dreyfus Short-Intermediate Government Fund to be held on October 23, 2013:
The Notice of Special Meeting of Shareholders, the Proxy Statement and a copy of the Fund's most recent annual and semi-annual reports to shareholders are available at
http://www.dreyfus.com/proxyinfo.htm

_______________________________________________

Dreyfus Short-Intermediate Government Fund
_______________________________________________

The undersigned shareholder(s) of Dreyfus Short-Intermediate Government Fund (the "Fund"), hereby appoint(s) Joseph M. Chioffi and Jeff Prusnofsky, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of beneficial interest of the Fund standing in the name of the undersigned at the close of business on August 19, 2013, at a Special Meeting of Shareholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 8th Floor, New York, New York 10166, at 9:30 a.m., on Wednesday, October 23, 2013 and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the Proposals, as more fully described in the Proxy Statement for the meeting.

THIS PROXY IS SOLICITED BY THE FUND'S BOARD OF TRUSTEES AND WILL BE VOTED FOR THE PROPOSALS SHOWN ON THE REVERSE SIDE UNLESS OTHERWISE INDICATED.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY  11735

THREE EASY WAYS TO VOTE YOUR PROXY

To vote by Internet

1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Go to website www.proxyvote.com.
3)  Follow the instructions provided on the website.

To vote by Telephone

1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Call 1-877-907-7646.
3)  Follow the instructions.

To vote by Mail

1)  Read the Proxy Statement.
2)  Check the appropriate boxes on the proxy card below.
3)  Sign and date the proxy card.
4)  Return the proxy card in the postage-paid envelope provided.

If you are NOT voting by Telephone or Internet, Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒
-------------------------------------------------------------------------------------------------------------------------------
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Dreyfus Short-Intermediate Government Fund

1.      Proposal to approve removing a fundamental investment restriction that prevents the Fund from purchasing certain securities, including corporate bonds and municipal bonds:

For /_/	Against /_/	Abstain /_/

2.      Proposal to approve revising a fundamental investment restriction regarding making loans:

For /_/	Against /_/	Abstain /_/

3.      Proposal to approve changing a fundamental investment restriction regarding investing in real estate and commodities:

For /_/	Against /_/	Abstain /_/

4.      Proposal to approve revising a fundamental investment restriction regarding underwriting the securities of other issuers:

For /_/	Against /_/	Abstain /_/

5.      Proposal to approve changing a fundamental investment restriction regarding investing in companies for the purpose of exercising control to a non-fundamental policy:

For /_/	Against /_/	Abstain /_/

6.      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

Signature(s) should be exactly as name or names appearing on this proxy.  If shares are held jointly, each holder should sign.  If signing is by attorney, executor, administrator, trustee or guardian, please give full title.  By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged.

_______________________________	_____________	_______________________________	_____________
Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date